UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Vertro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 229-5766

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2010, the Company was notified that a NASDAQ Listing Qualifications Panel (the "Panel") has granted the Company's request to transfer the Company's listing from The NASDAQ Global Market to The NASDAQ Capital Market and continue the Company's listing on that market effective with the opening of trading on February 18, 2010. The Company's shares will continue to trade under the ticker VTRO.

The Panel's decision is subject to the condition that, among other things, the Company demonstrates compliance with all continued listing standards of The NASDAQ Capital Market on or before June 14, 2010. While there is no assurance the Company will be able to comply with the terms of the Panel decision, it is taking steps to meet the requirements for continued listing by June 14, 2010.

As previously announced, on December 15, 2009, NASDAQ notified the Company that it had not regained compliance with the minimum $15 million market value of publicly held shares requirement and that the Company's securities were subject to delisting unless the Company requested a hearing before a Panel. The Company timely requested a hearing and appeared before a Panel on January 20, 2010. On February 16, 2010, the Panel rendered its determination to continue the Company's listing.

A copy of the Company’s press release announcing receipt of the NASDAQ Listings Qualification Panel is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing  under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 17, 2010, entitled “NASDAQ Panel Grants Vertro's Request for Continued Listing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	Vertro, Inc.
	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 17, 2010, entitled “NASDAQ Panel Grants Vertro's Request for Continued Listing”